Exhibit 99.3

Effective June 1, 2012, Commercial Metals Company (the “Company”) completed the sale of its Croatian Pipe Mill and wholly-owned subsidiary, CMC Sisak, d.o.o. (“CMC Sisak”), pursuant to a definitive purchase agreement (the “Agreement”) whereby CMC GH, LLC, a wholly-owned subsidiary of the Company sold all of the outstanding shares of CMC Sisak to the Danieli Group—Steel Making Division by the Danieli holding company, Industrielle Beteiligung SA (“Danieli”). Total consideration for the sale is approximately $30.4 million, of which $3.1 million will be deferred until certain conditions are met. Pursuant to the Agreement, certain assets of CMC Sisak are excluded and the Company is continuing to market those assets.

The following unaudited pro forma condensed consolidated financial statements are presented to show the effect of the disposition of CMC Sisak on the historical condensed consolidated financial statements of the Company. The unaudited pro forma condensed balance sheet assumes the Agreement was consummated on February 29, 2012. The unaudited pro forma statements of operations assume the Agreement was consummated on September 1, 2009. The unaudited pro forma condensed consolidated financial statements are presented for illustration purposes only, in accordance with the adjustments and estimates set forth below, and are not necessarily indicative of the financial position or results of operations that would have occurred had the Agreement been consummated on the dates as of, or at the beginning of the period, which, the Agreement is being given effect, nor are they necessarily indicative of future operating results or financial position of the Company.

Certain information and notes normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission governing pro forma information. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the unaudited consolidated financial statements of the Company contained in its February 29, 2012 Form 10-Q and its consolidated financial statements of the Company contained in its 2011 Annual Report on Form 10-K.

COMMERCIAL METALS COMPANY AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

FEBRUARY 29, 2012

		Pro Forma Adjustments
(in thousands)	Historical CMC	Sisak Disposition (a)	Other		Pro Forma CMC
Assets
Current assets:
Cash and cash equivalents	$216,182	$(8,511)	$15,044	(b)	$222,715
Accounts receivable, net	862,942	—	3,110	(c)	866,052
Inventories	880,288	—	—		880,288
Other	290,066	(46,345)	13,181	(d)	256,902

Total current assets	2,249,478	(54,856)	31,335		2,225,957

Net property, plant and equipment	1,024,095	—	—		1,024,095

Goodwill	77,410	—	—		77,410

Other assets	174,385	—	—		174,385

	$3,525,368	$(54,856)	$31,335		$3,501,847

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable-trade	$450,878	$—	$—		$450,878
Accounts payable-documentary letters of credit	176,804	—	—		176,804
Accrued expenses and other payables	329,993	(32,475)	7,400	(e)	304,918
Notes payable	48,871	—	—		48,871
Current maturities of long-term debt	3,870	—	—		3,870

Total current liabilities	1,010,416	(32,475)	7,400		985,341

Deferred income taxes	1,412	—	—		1,412
Other long-term liabilities	107,174	—	—		107,174
Long-term debt	1,164,249	—	—		1,164,249

Stockholders’ equity attributable to CMC	1,241,959	(22,381)	23,935	(f)	1,243,513
Stockholders’ equity attributable to noncontrolling interests	158	—	—		158

	$3,525,368	$(54,856)	$31,335		$3,501,847

The accompanying notes are an integral part of this unaudited pro forma condensed consolidated balance sheet.

COMMERCIAL METALS COMPANY AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED AUGUST 31, 2011

(in thousands, except share and per share data)	Historical CMC	Sisak Disposition (g)	Pro Forma CMC
Net sales	$7,918,430	$55,085	$7,863,345
Cost of goods sold	7,301,815	88,141	7,213,674
Selling, general and administrative expenses	537,113	15,398	521,715
Impairment of assets	118,795	94,329	24,466
Interest expense	70,806	986	69,820

Total expenses	8,028,529	198,854	7,829,675
Earnings (loss) from continuing operations before taxes	(110,099)	(143,769)	33,670
Income taxes	19,328	1,760	17,568

Net earnings (loss) from continuing operations	(129,427)	(145,529)	16,102
Less net earnings attributable to noncontrolling interests	213	—	213

Net earnings (loss) from continuing operations attributable to CMC	$(129,640)	$(145,529)	$15,889

Basic earnings (loss) per share from continuing operations attributable to CMC	$(1.13)		$0.14
Diluted earnings (loss) per share from continuing operations attributable to CMC	$(1.13)		$0.14

Average basic shares outstanding	114,995,616		114,995,616
Average diluted shares outstanding	114,995,616		116,111,123

The accompanying notes are an integral part of this unaudited pro forma condensed consolidated statement of operations.

COMMERCIAL METALS COMPANY AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED AUGUST 31, 2010

(in thousands, except share and per share data)	Historical CMC	Sisak Disposition (g)	Pro Forma CMC
Net sales	$6,306,102	$29,174	$6,276,928
Cost of goods sold	5,911,065	59,692	5,851,373
Selling, general and administrative expenses	520,369	7,927	512,442
Impairment of assets	3,766	—	3,766
Interest expense	75,508	1,327	74,181

Total expenses	6,510,708	68,946	6,441,762
Loss from continuing operations before taxes	(204,606)	(39,772)	(164,834)
Income taxes (benefit)	(38,118)	25,099	(63,217)

Net loss from continuing operations	(166,488)	(64,871)	(101,617)
Less net earnings attributable to noncontrolling interests	236	—	236

Net loss from continuing operations attributable to CMC	$(166,724)	$(64,871)	$(101,853)

Basic loss per share from continuing operations attributable to CMC	$(1.47)		$(0.90)
Diluted loss per share from continuing operations attributable to CMC	$(1.47)		$(0.90)

Average basic shares outstanding	113,524,836		113,524,836
Average diluted shares outstanding	113,524,836		113,524,836

The accompanying notes are an integral part of this unaudited pro forma condensed consolidated statement of operations.

COMMERCIAL METALS COMPANY AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED AUGUST 31, 2009

(in thousands, except share and per share data)	Historical CMC	Sisak Disposition (g)	Pro Forma CMC
Net sales	$6,409,376	$45,359	$6,364,017
Cost of goods sold	5,712,347	75,973	5,636,374
Selling, general and administrative expenses	612,563	9,616	602,947
Impairment of assets	5,568	2,151	3,417
Interest expense	76,964	—	76,964

Total expenses	6,407,442	87,740	6,319,702
Earnings (loss) from continuing operations before taxes	1,934	(42,381)	44,315
Income taxes (benefit)	747	(5,972)	6,719

Net earnings (loss) from continuing operations	1,187	(36,409)	37,596
Less net loss attributable to noncontrolling interests	(550)	—	(550)

Net earnings (loss) from continuing operations attributable to CMC	$1,737	$(36,409)	$38,146

Basic earnings per share from continuing operations attributable to CMC	$0.02		$0.34
Diluted earnings per share from continuing operations attributable to CMC	$0.02		$0.33

Average basic shares outstanding	112,391,180		112,391,180
Average diluted shares outstanding	113,880,375		113,880,375

The accompanying notes are an integral part of this unaudited pro forma condensed consolidated statement of operations.

COMMERCIAL METALS COMPANY AND SUBSIDIARIES

UNAUDITED NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL

STATEMENTS

Condensed Consolidated Balance Sheet

(a)	The adjustments represent the historical elimination of CMC Sisak’s historical assets, liabilities and equity. As of February 29, 2012, CMC Sisak’s assets and liabilities were presented as held for sale and included in other current assets and accrued expenses and other payables.

(b)	The adjustment represents the cash portion of the total proceeds received from the sale of Sisak of $27.3 million, less amounts used to retire the balance outstanding under CMC Sisak’s financing agreement and net liabilities not assumed by Danieli.

(c)	The adjustment represents the deferred purchase price from the sale, which will be paid when certain conditions contained in the Agreement are met.

(d)	The adjustment represents certain property, plant and equipment excluded from the Agreement. The excluded assets will continue to be classified as held for sale.

(e)	The adjustment represents an accrual for one time nonrecurring transaction related costs of $2.5 million, which will be included in the statements of operations of the Company within 12 months following the closing. Additionally, the adjustment includes a deferred tax liability of $4.9 million related to the estimated gain on sale.

(f)	The adjustment represents the above items and result in an estimated after-tax gain on sale of $9.2 million, which includes a pre-tax gain relating to currency translation of $7.6 million. The net effect on the balance sheet relating to the pre-tax currency translation gain is only the impact of taxes as both the retained earnings and accumulated other comprehensive income are components of stockholders’ equity. The estimated gain on sale may fluctuate based on the final recording of the transaction.

Condensed Consolidated Statements of Operations

(g)	The adjustments eliminate the historical results of CMC Sisak as if the transactions occurred on September 1, 2009. In accordance with accounting principles generally accepted in the United States, the amounts eliminated do not include corporate overhead and intercompany interest, which for segment reporting purposes, had been allocated to CMC Sisak. The tax adjustment for the year ended August 31, 2011 relates to the tax impact on the previously mentioned allocations as CMC Sisak had a full valuation allowance on its deferred tax assets.